UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2013

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio 43130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (740) 681-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2013, EveryWare Global, Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement with John K. Sheppard, the Company’s Chief Executive Officer (the “Employment Agreement”). The Employment Agreement replaced in its entirety the Executive Term Sheet Agreement entered into by EveryWare Global, Inc. (n/k/a EveryWare, LLC) on March 29, 2012. The Employment Agreement has an initial term ending July 1, 2016 and automatically renews on each anniversary of such date, unless the Company or Mr. Sheppard provides notice of termination of the Employment Agreement at least ninety (90) days prior to July 1, 2016 or each anniversary of such date. During the term of the Employment Agreement, Mr. Sheppard will continue serving as the Company’s Chief Executive Officer and as a member of the Board of Directors of the Company (the “Board”). Mr. Sheppard’s initial base salary under the Employment Agreement is $600,000 per year, subject to annual review by the Board and Mr. Sheppard’s target annual incentive bonus is 100% of his base salary with a range between 0% and 150%, with up to 50% of Mr. Sheppard’s annual incentive bonus payable in restricted shares of the Company’s common stock. Additionally, Mr. Sheppard will receive grants of options to purchase 160,000 shares of the Company’s common stock on each of August 30, 2013, January 1, 2015 and January 1, 2016, provided that Mr. Sheppard remains employed by the Company through each respective date. The options will be granted subject to time vesting on a schedule of 20% per year for five (5) years, beginning on the date of grant, provided that the vesting period for each tranche of options actually granted may accelerate under certain circumstances.

The Employment Agreement provides that if Mr. Sheppard’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement) or if Mr. Sheppard terminates his employment for Good Reason (as defined in the Employment Agreement), in each case prior to the termination of the Employment Agreement, then Mr. Sheppard will be entitled to all accrued and unpaid salary, bonus and other benefits and continuation of his then current salary for a period of eighteen (18) months post-termination. Further, if the above described termination occurs within six (6) months after the consummation of certain transactions, then the continuation of Mr. Sheppard’s salary will be extended for an additional six (6) months (for a total of twenty-four (24) months post-termination) and Mr. Sheppard will receive an additional payment equal to 50% of the annual bonus paid to Mr. Sheppard with respect to the prior calendar year. The post-termination payments described above are subject to Mr. Sheppard’s execution of a release and waiver of certain claims and his compliance with certain restrictive covenants, including a two-year noncompetition covenant and two-year non-solicitation covenant.

Item 9.01(d). Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 14, 2013, between the Company and John K. Sheppard.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERYWARE GLOBAL, INC.

Dated: August 20, 2013	By:	/s/ Bernard Peters
	Name:	Bernard Peters
	Title:	Executive Vice President and Chief Financial Officer